UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 25, 2012

PENDRELL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33008	98-0221142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

2300 Carillon Point Kirkland, Washington		98033
(Address of Principal Executive Offices)		(Zip Code)

(425) 278-7100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Other Events.

On June 25, 2012, ICO Global Communications (Operations) Ltd (“ICO”) filed a motion to withdraw its petition for review to the California Supreme Court in connection with its litigation against the Boeing Company and Boeing Satellite Systems International Inc. (collectively, “Boeing”). The motion follows the execution of a Settlement Agreement and Mutual Release (the “Settlement Agreement”) between, among others, ICO, its parent Pendrell Corporation (“Pendrell”) and Boeing, pursuant to which Boeing waived its right to court costs and agreed to pay ICO $10 million upon the earlier of the date on which the California Court of Appeal directs the trial court to vacate ICO’s judgments or, in the event the California Supreme Court accepts the petition for review despite ICO’s request that the petition be dismissed, the date on which ICO notifies the California Supreme Court that ICO has released its claims against Boeing and will not participate in or accept any benefit from any further proceedings. Pendrell issued a press release announcing the settlement, a copy of which is attached.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by the full text of the Settlement Agreement, which will be filed as an exhibit to Pendrell’s Quarterly Report on Form 10-Q for the period ending June 30, 2012.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release, dated June 25, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENDRELL CORPORATION
(Registrant)

	By:	/s/ Timothy M. Dozois
June 25, 2012		Timothy M. Dozois Corporate Counsel